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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-71346, 33-71350, 33-80213, 33-80215, 333-16349, 333-28971, 333-86117, 333-86119, 333-39084, 333-55222, 333-55224, 333-72154, 333-101698, 333-91394, 333-91392, 333-108294, 333-121387, 333-121388, 333-125444 and 333-147209) of Medarex, Inc. of our report dated March 2, 2009 relating to the financial statements of Celldex Therapeutics, Inc. (formerly known as AVANT Immunotherapeutics, Inc.) which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA
March 2, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM